UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2009
DUKE ENERGY OHIO, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-1232 (Commission File Number)	31-0240030 (IRS Employer Identification No.)
139 East Fourth Street, Cincinnati, Ohio 45202
(Address of Principal Executive Offices, including Zip code)
(704) 594-6200
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01. Other Events.
In connection with the offering of its First Mortgage Bonds due April 1, 2019 (the “New Bonds”), as further described in a preliminary prospectus supplement dated the date hereof to its prospectus dated October 3, 2007, Duke Energy Ohio, Inc. (the “Company”) is filing herewith, as Exhibit 99.1, the form of a Fortieth Supplemental Indenture to its First Mortgage, dated as of August 1, 1936, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as supplemented and amended from time to time. As further described in the prospectus supplement, the Fortieth Supplemental Indenture will amend and restate the First Mortgage in its entirety. The Company plans to enter into the Fortieth Supplemental Indenture upon consummation of the offering and sale of the New Bonds.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

99.1	Form of Fortieth Supplemental Indenture to the First Mortgage, dated as of August 1, 1936, between Duke Energy Ohio, Inc. and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as supplemented and amended from time to time

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY OHIO, INC.
Date: March 18, 2009	By:	/s/ M. Allen Carrick
		Name:	M. Allen Carrick
		Title:	Assistant Treasurer

EXHIBIT INDEX

Exhibit	Description
99.1	Form of Fortieth Supplemental Indenture to the First Mortgage, dated as of August 1, 1936, between Duke Energy Ohio, Inc. and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as supplemented and amended from time to time.